                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the following registration statements of our reports dated March 25, 2005, relating to the financial statements of Ramco-Gershenson Properties Trust (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 3), and internal control over financial reporting (which report an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004:


                                      REGISTRATION
                                       STATEMENT
      FORM                               NUMBER

      Form S-3                         333-99345
      Form S-3                         333-113948
      Form S-8                         333-66409
      Form S-8                         333-42509
      Form S-8                         333-121008



/s/  DELOITTE & TOUCHE LLP

Detroit, Michigan
March 25, 2005